UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 2, 2009

Central Index Key Number of depositor: 0000869090

CHASE BANK USA, NATIONAL ASSOCIATION

(Depositor into the Issuer described herein)

Central Index Key Number of issuing entity: 0000890493

FIRST USA CREDIT CARD MASTER TRUST

(Issuer)

(Exact name of registrant as specified in its charter)

Laws of the United States	333-145109 333-131327	22-2382028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

Chase Bank USA, National Association White Clay Center Building 200 Route 273 Newark, Delaware	19711
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (302) 575-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01	Other Events

On November 2, 2009, Chase Bank USA, National Association, a national banking association (the “Bank”) entered into Reassignment No. 16 of Receivables (“Reassignment No. 16 of Receivables”), with BNY Mellon Trust of Delaware, a banking corporation organized and existing under the laws of the State of Delaware (the “Trustee”). Pursuant to Reassignment No. 16 of Receivables, the Trustee on behalf of the First USA Credit Card Master Trust (the “Trust”) reconveyed accounts with an approximate aggregate amount of credit card receivables of $2.0 billion to the Bank. The foregoing description of Reassignment No. 16 of Receivables does not purport to be complete and is qualified in its entirety by reference to Reassignment No. 16 of Receivables, which is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

The Bank services the receivables that are included in Reassignment No. 16 of Receivables and will continue to service the accounts associated with such receivables following Reassignment No. 16 of Receivables.

The management of the Bank believes that Reassignment No. 16 of Receivables will have no material effect on the Trust or the asset backed securities issued by the Trust.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statement and Exhibits.

The following exhibits are filed as a part of this report:

(10.1)	Reassignment No. 16 of Receivables, dated as of November 2, 2009, by and between Chase Bank USA, National Association and BNY Mellon Trust of Delaware.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CHASE BANK USA, NATIONAL ASSOCIATION
as Depositor, Transferor and Servicer of the First USA Credit Card Master Trust

By:	/s/Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President

Date: November 2, 2009